Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Listed below are subsidiaries of CIGNA Corporation as of December 31, 2004 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of CIGNA Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

CIGNA Holdings, Inc. (Delaware)
I.	Connecticut General Corporation (Connecticut)
	A.	CIGNA Dental Health, Inc. (Florida)
		(1)	CIGNA Dental Health of California, Inc. (California)
		(2)	CIGNA Dental Health of Colorado, Inc. (Colorado)
		(3)	CIGNA Dental Health of Delaware, Inc. (Delaware)
		(4)	CIGNA Dental Health of Florida, Inc. (Florida)
		(5)	CIGNA Dental Health of Kansas, Inc. (Kansas)
		(6)	CIGNA Dental Health of Kentucky, Inc. (Kentucky)
		(7)	CIGNA Dental Health of Maryland, Inc. (Delaware)
		(8)	CIGNA Dental Health of Missouri, inc. (Missouri)
		(9)	CIGNA Dental Health of New Jersey, Inc. (New Jersey)
		(10)	CIGNA Dental Health of New Mexico, Inc. (New Mexico)
		(11)	CIGNA Dental Health of North Carolina, Inc. (North Carolina)
		(12)	CIGNA Dental Health of Ohio, Inc. (Ohio)
		(13)	CIGNA Dental Health of Pennsylvania, Inc. (Pennsylvania)
		(14)	CIGNA Dental Health of Texas, Inc. (Texas)
		(15)	CIGNA Dental Health of Virginia, Inc. (Virginia)
		(16)	CIGNA Dental Health Plan of Arizona, Inc. (Arizona)
	B.	CIGNA Health Corporation (Delaware)
		(1)	Healthsource, Inc. (New Hampshire)
			(a)	CIGNA Healthcare of North Carolina, Inc. (North Carolina)
			(b)	CIGNA Healthcare of South Carolina, Inc. (South Carolina)
			(c)	Healthsource Indiana, Inc. (New Hampshire)
(i) CIGNA Healthcare of Indiana, Inc. (Indiana)
			(d)	CIGNA Insurance Group, Inc. (New Hampshire)
			(e)	CIGNA Insurance Services Company (South Carolina) (72% with balance owned by affiliate)
			(f)	CIGNA Healthcare of Maine, Inc. (Maine)
			(g)	Healthsource Management, Inc. (New Hampshire)
(i) CIGNA Healthcare of New York, Inc. (New York)
(ii) CIGNA Healthcare of Tennessee, Inc. (Tennessee)
			(h)	CIGNA Healthcare of Massachusetts, Inc. (Massachusetts)
			(i)	CIGNA Healthcare of New Hampshire, Inc. (New Hampshire)
			(j)	Healthsource South, Inc.
(i) CIGNA Healthcare of Texas, Inc. (Texas)
(ii) CIGNA Healthcare of Georgia, Inc. (Georgia)
			(k)	CIGNA Healthcare Mid-Atlantic, Inc. (Maryland)
			(l)	CIGNA Healthcare of Arizona, Inc. (Arizona)
			(m)	CIGNA Healthcare of California, Inc. (California)
			(n)	CIGNA Healthcare of Colorado, Inc. (Colorado)
			(o)	CIGNA HealthCare of Connecticut, Inc. (Connecticut)
			(p)	CIGNA HealthCare of Delaware, Inc. (Delaware)
			(q)	CIGNA HealthCare of Florida, Inc. (Florida)
			(r)	CIGNA HealthCare of Illinois, Inc. (Delaware) (99.60% with balance owned by non-affiliate)
			(s)	CIGNA HealthCare of New Jersey, Inc. (New Jersey)
			(t)	CIGNA HealthCare of Ohio, Inc. (Ohio)
			(u)	CIGNA HealthCare of Pennsylvania, Inc. (Pennsylvania)
			(v)	CIGNA HealthCare of St. Louis, Inc. (Missouri)

(w) CIGNA HealthCare of Utah, Inc. (Utah)
(x) CIGNA HealthCare of Virginia, Inc. (Virginia)
(y) CIGNA Insurance Services Company
(z) Temple Insurance Company Limited (Bermuda)
	C.	CIGNA Behavioral Health, Inc. (Minnesota)
	D.	CIGNA Life Insurance Company of Canada (Canada)
	E.	CIGNA Life Insurance Company of New York (New York)
	F.	Connecticut General Life Insurance Company (Connecticut)
	G	International Rehabilitation Associates, Inc. d/b/a Intracorp (Delaware)
	H.	Life Insurance Company of North America (Pennsylvania)
(1) CIGNA & CMC Life Insurance Company Limited (China) (50% with balance owned by a non-affiliate)
(2) LINA Life Insurance Company of Korea (Korea)
(3) Linatex, Inc. (Delaware)
II.	CIGNA Global Holdings, Inc. (Delaware)
	A.	CIGNA Brazil Holdings, Inc. (Delaware)
(1) CIGNA Brasil Participacoes Ltda. (Brazil) (99.99% with balance owned by affiliate)
	B.	CIGNA Servicos Ltda. (Brazil) (56.02% with balance owned by affiliate)
	C.	CIGNA International Marketing (Thailand) Limited (Thailand) (99.98% with balance owned by affiliates)
	D.	CIGNA Global Reinsurance Company, Ltd. (Bermuda)
(1) CIGNA Holdings Overseas, Inc. (Delaware)
(a) CIGNA Europe Insurance Company S.A.-N.V. (Belgium) (99.99% with balance owned by affiliate)
(b) CIGNA European Services (UK) Limited (United Kingdom)
(c) CIGNA International Marketing Australia Limited (Australia)
(d) CIGNA Life Insurance Company of Europe S.A.- N.V. (Belgium) (99.99% with balance owned by affiliate)
(e) CIGNA Life Insurance Company of New Zealand Limited (New Zealand)
(f) Empresa Guatemalteca CIGNA de Seguros, Sociedad Anonima (Guatemala) (97.38% with balance owned by non-affiliates)
(g) CIGNA Seguradora S.A. (Brazil) (85.59% with balance owned by affiliate)
(h) Inversiones CIGNA Limitada (Chile) (99% with balance owned by affiliate)
(i) CIGNA Asistencia Administrativa Limitada (Chile) (99.9% with balance owned by affiliate)
(ii) CIGNA Compania de Seguros de Vida (Chile) S.A. (Chile) (98.6% with balance owned by non-affiliates)
(2) CIGNA Worldwide Insurance Company (Delaware)
(a) CIGNA Global Insurance Company Limited (Guernsey, C.I.) (99% with balance owned by affiliate)
(b) PT. Asuransi CIGNA (Indonesia) (80% with balance owned by non-affiliate)
	E.	CIGNA International Corporation (Delaware)
	F.	CIGNA International Services, Inc. (Delaware)
	G.	CIGNA Stu S.A. (Poland) (7.03% with balanced owned by non-affiliates)
III.	CIGNA Investment Group, Inc. (Delaware)
	A.	CIGNA International Finance Inc. (Delaware)
(1) CIGNA International Investment Advisors, Ltd. (Delaware)
(a) CIGNA Fund Managers Limited (Bermuda)
(b) CIGNA International Investment Advisors Limitada (Chile) (99.5% with balance owned by affiliate)
(c) CIGNA International Investment Advisors K.K. (Japan)
	B.	CIGNA Investments, Inc. (Delaware)
	C.	CIGNA Investment Advisors, Inc. (Delaware)
IV.	CIGNA Intellectual Property, Inc. (Delaware)